Exhibit 10.5

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


     THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT ("Agreement") is made this 30th day of September, 2004, by and between ADDVANTAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation ("Borrower") and BANK OF OKLAHOMA, N.A. ("Lender").

                                    RECITALS

     A. Borrower has requested that Lender extend to Borrower a $7,000,000 revolving line of credit and an $8,000,000 term loan.

     B. Lender is willing to make such loan to Borrower upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrower and Lender do hereby agree as follows:

1. CONSTRUCTION AND DEFINITION OF TERMS

     All terms used herein without definition which are defined by the Oklahoma Uniform Commercial Code shall have the meanings assigned to them by the Oklahoma Uniform Commercial Code, as in effect on the date hereof, unless and to the extent varied by this Agreement. All accounting terms used herein without definition shall have the meanings assigned to them as determined by generally accepted accounting principles. Whenever the phrase "satisfactory to Lender" is used in this Agreement, such phrase shall mean "satisfactory to Lender in its sole discretion." The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

     1.1. "Affiliate" means any Person: (i) which directly or indirectly controls, or is controlled by, or is under common control with, Borrower; (ii) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of Borrower; or (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     1.2. "Agreement" means this Revolving Credit and Term Loan Agreement, as amended, supplemented, or modified from time to time.

     1.3. "Base Rate" means a fluctuating interest rate per annum as in effect from time to time, which interest rate per annum shall at all times be equal to the rate of interest announced publicly from time to time (whether or not charged in each instance), by JP Morgan Chase Bank, located at New York, NY ("Rate Lender"), as its base rate or general reference rate. Should the Rate Lender abolish or abandon the practice of announcing or publishing a Base Rate, then the Base Rate shall be that interest rate or other general reference rate then in effect at the Rate Lender which, from time to time, in the reasonable judgment of Lender, most effectively approximates the initial definition of the "Base Rate."

     1.4. "Borrower's Authority Documents" shall mean the following: (i) a Certificate of Good Standing from Borrower's state of incorporation and such other states in which Borrower does business and is required to domesticate or otherwise register; (ii) a certified copy of Borrower's certificate of incorporation; (iii) a copy of Borrower's bylaws; and (iv) a certificate of the secretary of Borrower, in form and content set forth on Schedule "1.4" hereto, certifying resolutions authorizing Borrower to enter into the Loan.

     1.5. "Borrowing Base" means, at any date of determination thereof, the sum of eighty percent (80%) of Qualified Receivables at such date, plus fifty percent (50%) of Qualified Inventory at such date less the outstanding balance of the Term Loan at such date, as determined by Lender based upon the most recent information relating thereto provided to Lender pursuant to Section 2.2.

     1.6. "Borrowing Base Certificate" means each certificate from Borrower to Lender relating to the Borrowing Base, substantially in the form of Schedule "1.6" hereto.

     1.7. "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Oklahoma are authorized or required to close under the laws of the State of Oklahoma.

     1.8. "Business Premises" means Borrower's principal place of business, located at 1605 E. Iola, Broken Arrow, Oklahoma 74012.

     1.9. "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

     1.10. "Closing" shall mean the date on which this Agreement is executed.

     1.11. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

     1.12. "Collateral" means all property in which Lender is intended to have a security interest, as described in Section 3.

     1.13. "Commitment" means the Lender's obligation to make loans to the Borrower pursuant to this Agreement.

     1.14. "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

     1.15. "Compliance Certificate" means a quarterly compliance certificate from the Borrower with respect to the terms and conditions of this Agreement, in form and content as set forth on Schedule "1.15" hereto.

     1.16. "Debt" means, including but not limited to: (i) indebtedness or liability for borrowed money; (ii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iii) obligations for the deferred purchase price of property or services (including trade obligations); (iv) obligations under letters of credit; (v) obligations under acceptance facilities; (vi) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; (vii) obligations secured by any Liens, whether or not the obligations have been assumed; and (viii) any other items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with GAAP, and shall also include all contingent liabilities.

     1.17. "EBITDA" shall mean, for the applicable reporting period, the sum of:
(i) consolidated pre-tax earnings, (ii) interest expense, (iii) depreciation, depletion, obsolescence and amortization of property and (iv) other Lender approved non-cash expenses.

     1.18. "Effective Net Worth" shall mean the sum of net worth, in accordance with GAAP, plus debt determined by Lender in its sole discretion to be subordinate to the Obligations.

     1.19. "$8,000,000 Term Note" shall mean the $8,000,000 Promissory Note in form and content as set forth on Schedule "1.19" attached hereto.

     1.20. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

     1.21. "Event of Default" means any of the events described in Section 9 hereof . 1.22. "Funded Debt" shall mean the sum of total borrowings under this Agreement plus any additional funded debt determined by Lender in its sole discretion as pari passu with this Agreement and the Obligations, in accordance with GAAP.

     1.23. "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

     1.24. "Guarantor Authority Documents" shall mean the following: (i) a Certificate of Good Standing from Guarantor's state of [incorporation] [formation] [organization] and such other states in which Guarantor does business and is required to domesticate or otherwise register; (ii) a certified copy of Guarantor's [certificate of incorporation] [articles of organization];
(iii) a copy of Guarantor's [bylaws] [operating agreement] [partnership agreement] [limited partnership agreement]; and (iv) [a certificate of the secretary of Guarantor, in form and content set forth on Schedule "1.24" hereto, certifying resolutions authorizing Guarantor to enter into the Loan.] [a {limited liability company} {partnership} consent, executed by all {members} {partners} of Guarantor, in form and content as set forth on Schedule "1.24" hereto, authorizing Guarantor to enter into the Loan.]

     1.25. "Guarantor" means, separately and collectively, any Subsidiary of Borrower, now existing or hereafter created.

     1.26. "Guaranty Agreement" means, separately and collectively, the Guaranty Agreement to be executed by each Guarantor, in form and content as set forth on Schedule "1.26" hereto.

     1.27. "Initial Default" means any Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

     1.28. "Insurance Certificate" means a certificate or certificates evidencing that policies of insurance, with insurance companies satisfactory to Lender, in such amounts and against such risks as shall be required by Lender, as set forth herein, have been obtained by Borrower and are in full force and effect, and that Lender is listed as an additional insured or loss payee thereon.

     1.29. "Letter of Credit" means any letter of credit issued pursuant to
Section 2.2, for which, when issued, a Letter of Credit Fee should be paid.

     1.30. "Letter of Credit Fee" means a fee of one and one-half percent (1.50%) per annum on the face amount of any Letter of Credit issued or renewed after the date hereof, payable quarterly for the immediately preceding quarter.

     1.31. "LIBOR Rate" means a fluctuating interest rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) as in effect from time to time, which interest rate per annum shall at all times be equal to the thirty
(30) day London Interbank Offered Rate per annum published in the Wall Street Journal, which shall be initially determined as of September 1, 2004, and redetermined as of the first Business Day of each subsequent calendar month. If the information is unavailable from such service, the rate shall be determined by the Lender from information supplied to Lender by a nationally recognized reporting service for similar information acceptable to Lender. Lender shall promptly confirm to Borrower in writing the LIBOR Rate.

     1.32. "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.)

     1.33. "Loan" means advances under the $7,000,000 Revolving Line or the $8,000,000 Term Loan.

     1.34. "Loan Documents" shall mean any and all agreements, contracts, promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, guaranties, instruments, letters of credit, letter of credit agreements and documents now and hereafter existing between Lender and Borrower, executed and/or delivered pursuant to this Agreement or otherwise or guaranteeing, securing or in any other manner relating to any of the Obligations, including, without limitation, the instruments and documents referred to in Section 4 hereof together with any other instrument or document executed by Borrower, Lender or any other person in connection with the Loans.

     1.35. "Matured Default" means any Event of Default, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

     1.36. "Multiemployer Plan" means a Plan described in Section 4001(a) (3) of ERISA.

     1.37. "Note" or "Notes" means, separately and collectively, the $8,000,000 Term Note and the $7,000,000 Line Note.

     1.38. "Note Rate" shall mean the LIBOR Rate or Base Rate, as elected by Borrower in writing from time to time, plus the applicable margin set forth on the Pricing Grid set forth as Schedule "1.38" hereto.

     1.39. "Obligations" shall include the full and punctual observance and performance of all present and future duties, covenants and responsibilities due to Lender by Borrower under this Agreement, the Note, the Loan Documents and otherwise, all present and future obligations and liabilities of Borrower to Lender for the payment of money under this Agreement, the Note, the Loan Documents and otherwise, Rate Management Obligations and Rate Management Transactions (extending to all principal amounts, interest, late charges, fees and all other charges and sums, as well as all costs and expenses payable by Borrower under this Agreement, the Note, the Loan Documents and otherwise), whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, related or unrelated to this Agreement, whether or not now contemplated, whether or not any instrument or agreement relating thereto specifically refers to this Agreement and whether or not of the same character or class as Borrower's obligations under this Agreement or the Note, including, without limitation, overdrafts in any checking or other account of Borrower at Lender and claims against Borrower acquired by assignment to Lender, whether or not secured under any other document, or agreement or statutory or common law provision, as well as all renewals, refinancings, consolidations, re-castings and extensions of any of the foregoing, the parties acknowledging that the nature of the relationship created hereby contemplates the making of future advances by Lender to Borrower.

     1.40. "Opinion of Borrower's Counsel" means a legal opinion from Borrower's legal counsel including, without limitation, the opinions relating to Borrower and this loan transaction as set forth on Schedule "1.40" attached hereto.

     1.41. "Opinion of Guarantor's Counsel" means a legal opinion from Guarantor's legal counsel including, without limitation, the opinions relating to Guarantor and this loan transaction as set forth on Schedule "1.41" attached hereto.

     1.42. "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     1.43. "Permitted Liens" means, as to Borrower and all Subsidiaries:

     (1) Liens in favor of the Lender;

     (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable or, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;


     (3) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

     (4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

     (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (6) The liens described on Schedule "1.43(6)";

     (7) Judgment and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively bonded, stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (8) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

     (9) Purchase-money liens on any property hereafter acquired or the assumption of any lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

     (a) Any property subject to any of the foregoing is acquired by the Borrower or any subsidiary in the ordinary course of its business; and

     (b) Each such lien shall attach only to the property so acquired and fixed improvements thereon.

     1.44. "Person" shall include natural persons, corporations, associations, limited liability companies, partnerships, joint ventures, trusts, governments and agencies and departments thereof and every other entity of every kind.

     1.45. "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     1.46. "Principal Office" means the Lender's main office located at Seven East Second Street, One Williams Center - BOk Tower, Tulsa, Oklahoma.

     1.47. "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

     1.48. "Qualified Inventory" means the amount of inventory of Borrower and each Subsidiary a party to a Security Agreement located in the United States of America or Canada that is not subject to any Lien or adverse claim and that conforms to the representations and warranties contained in this Agreement and that is acceptable to the Lender in its sole discretion, less any packaging materials and supplies, damaged or unsalvageable goods returned or rejected by its customers, goods to be returned to its suppliers, goods in transit to third parties (other than its agent or warehouses) and goods out at contractors, and less any reserves required by the Lender in its sole discretion for special order goods, market value declines and bill and hold (deferred shipment) sales.

     1.49. "Qualified Receivables" means and includes only accounts receivable of Borrower and each Subsidiary party to a Security Agreement which meet the following specifications at the time they came into existence and continue to meet the same until collected in full.

     1.49.1. The account is due and payable. No account shall be outstanding for more than ninety (90) days from the date of the applicable invoice.

     1.49.2. The account arose from a bona fide outright sale of goods previously made or from the performance of services, but not from leasing, and the Borrower or Subsidiary has possession of or has delivered to Lender shipping and delivery receipts evidencing shipment of the goods or, if representing services, the services have been fully performed for the respective account debtor.

     1.49.3. The account is not subject to any assignment, claim, lien or security interest of any character or subject to any attachment, levy, garnishment or other judicial process, except the security interest of Lender.

     1.49.4. The account is not subject to any claim for credit, setoff, allowance, adjustment by the account debtor or counterclaim, and Borrower has not received any notice of any such claim for credit, setoff, allowance, adjustment or counterclaim from or on behalf of the account debtor.

     1.49.5. The account arose in the ordinary course of Borrower's or Subsidiary's business and no notice of the bankruptcy, insolvency or adverse change in the financial condition of the account debtor has been received by Borrower or Lender.

     1.49.6. Lender has not previously notified Borrower that the account or the account debtor is or has become unsatisfactory, based upon reasonable credit standards, or the account debtor has been adjudicated bankrupt or is subject to a similar proceeding.

     1.49.7. The account is not evidenced by a judgment, an instrument or chattel paper.

     1.49.8. The account debtor is not a governmental entity or a foreign (i.e., residing or incorporated in or organized under a jurisdiction outside the United States) person or company and is not a parent, subsidiary, officer, employee, director, agent or Affiliate of any Borrower, and the account debtor and Borrower do not have common shareholders, officers or directors; provided that Lender specifically excludes any Lender Approved Account Debtor (defined below) from this section.

     1.49.9. All receivables of one account debtor shall become ineligible if more than 10% of such receivables are over ninety (90) days past due from the invoice.

     1.49.10. The account debtor (excluding any Lender Approved Account Debtor) cannot exceed 10% of the total accounts receivable, and any amounts over 10% will be excluded from the Borrowing Base unless specifically waived in writing in each instance by Lender in its sole discretion.

     1.49.11. With regard only to Sections 1.49.8 and 1.49.10, the term "Lender Approved Account Debtor" means an express written designation acceptable to Borrower and Lender as to an account debtor on a annual basis, effective October of each calendar year. Borrower shall submit a proposed list of account debtors to Lender at least ten (10) days prior to the annual designation date, which list must be accompanied by such information relating to the proposed account debtor as Lender may reasonably require. Lender shall advise Borrower on or before the applicable annual effective date whether any or all of the proposed account debtors has been designated as a Lender Approved Account Debtor. Any such designation shall be effective only for the ensuing twelve (12) month period, and any designation by Lender shall have no relevance with regard to subsequent designations. The initially approved Lender Approved Account Debtors are Power & Telephone, Time Warner and Cox Communications.

     1.50. "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     1.51. "Rate Management Transactions" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     1.52. "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

     1.53. "Security Agreement" means the Security Agreement and other Collateral documents described in Section 3.

     1.54. "$7,000,000 Line Note" shall mean the $7,000,000 Promissory Note in form and content as set forth on Schedule "1.54" attached hereto.

     1.55. "Shareholder Notes" means the promissory notes described on Schedule "1.55" hereto, together with extensions and renewals thereof.

     1.56. "Subordinating Parties" means the Subordination Agreements from each of the Subordinating Parties, in form and content as set forth on Schedule "1.56" hereto.

     1.57. "Subsidiaries" means any corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower. Current Subsidiaries include the entities set forth on Schedule "1.57" hereto.

     1.58. "Total Fixed Charges" means, on a consolidated basis, the sum of: (i) cash interest; (ii) cash taxes; (iii) scheduled principal payments; (iv) capital lease payments; (v) cash dividends and other distributions (including payments on Shareholder Notes); and (vi) capital expenditures.

     1.59. "UCC" shall mean the Uniform Commercial Code of the State of Oklahoma.

     1.60. "UCC Chattel Check" means a UCC records search from the appropriate filing office for the Collateral, and from any other office deemed necessary or advisable by Lender, which records search must evidence no conflicting security interests, except the Permitted Liens.

     1.61. "UCC-1 Financing Statement" means a financing statement in form and content acceptable to Lender, which will be filed with the appropriate filing office and shall evidence perfection of a first and prior security interest in the Collateral in favor of Lender, except for the Permitted Liens.

2. AMOUNT AND TERMS OF THE LOANS.

     2.1. $8,000,000 Term Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to loan Borrower $8,000,000, to be further evidenced by the $8,000,000 Term Note. The purpose of the advance under the $8,000,000 Term Note is to enable Borrower to repurchase convertible preferred stock of Borrower.

     2.2. $7,000,000 Revolving Line. Subject to the terms and conditions of this Agreement, and so long as no Event of Default has occurred, Lender agrees to loan to Borrower (by advancing funds or issuing Letters of Credit), such amounts up to $7,000,000 as Borrower may request from time to time on or before the maturity of the $7,000,000 Line Note, provided that the aggregate outstanding principal amount of advances at any time outstanding shall not exceed the lesser of (i) $7,000,000 or (ii) the Borrowing Base. Such Borrowing Base shall be computed on a monthly basis, and Borrower agrees to provide to Lender on the last day of each month with regard to the period commencing with the 16th day of the immediately preceding month through the 15th day of the current month, all information requested in connection therewith, including without limitation a Borrowing Base Certificate. In the event Lender shall make advances in excess of the formula set forth above, any such advance shall, nevertheless, be secured by all Collateral. In the event outstanding advances with respect to Qualified Receivables or Qualified Inventory fail to comply with such formula, by reason of any accounts receivable or inventory ceasing to be so qualified, for whatever reason, then Borrower shall immediately notify Lender of such situation and shall, within five (5) Business Days of the imbalance, either (i) reduce the amount of the outstanding balances to bring such amounts within the formulas prescribed, or (ii) provide additional Qualified Receivables or Qualified Inventory, without any additional advance being made by Lender with respect thereto, necessary to comply with the formulas required herein. Within the limits set forth in this Section 2.2, Borrower may borrow, repay and reborrow at any one time and from time to time.

     2.3. Notice and Manner of Borrowing. Subject to any other arrangement (e.g. a swap) agreed to by Borrower and Bank, the Borrower shall give the Lender at least one (1) Business Day's notice of any Loans under this Agreement, specifying the date and amount thereof. Such notice shall be in writing or via telephone (with voice verification by the appropriate officer), no later than 10:00 a.m. (Tulsa time) prior to the date of such Loan and upon fulfillment of the applicable conditions, the Lender will make such Loan available to the Borrower in immediately available funds by crediting the amount thereof to the following account with the Lender: Account styled _________________________________________________________________________ No.
_______________________________________________.

3. SECURITY. As security for the Obligations, Borrower and its Subsidiaries shall grant to Lender the following liens and security interests:

     3.1. A first and prior security interest in all assets of Borrower and each Subsidiary, including without limitation all accounts; chattel paper; deposit accounts; documents; equipment; general intangibles; goods; instruments; inventory; letter-of-credit rights; commercial tort claims; and proceeds and products of all of the foregoing; whether now owned or hereafter acquired, howsoever arising or wheresoever located, all as evidenced by the Security Agreement in form and content as set forth on Schedule "3.1" attached hereto.

     3.2. All proceeds and products of the foregoing.

     Borrower also agrees to execute and deliver all financing statements or other instruments, documents or agreements required by Lender in order to effectuate the intent of the parties in connection herewith, including without limitation documents necessary for proper perfection as deemed necessary and/or advisable by Lender and legal counsel.

4. CONDITIONS PRECEDENT.

     4.1. Closing. The Closing shall occur when all conditions described in this
Section 4.1 have been satisfied.

     4.1.1. Borrower shall execute and /or deliver to Lender the following:

                           A.       This Agreement;

                           B.       $7,000,000 Line Note;

                           C.       $8,000,000 Term Note;

                           D.       Guaranty Agreement;

                           E.       Security Agreement;

                           F.       Copies of Shareholders Notes;

                           G.       Subordination Agreements;

                           H.       UCC-1 Financing Statement;

                           I.       Borrower's Authority Documents;

                           J.       Guarantors' Authority Documents;

                           K.       UCC Chattel Check;

                           L.       Opinion of Borrower's Counsel;

                           M.       Opinion of Guarantor's Counsel;

                           N.       Insurance Certificates;

                           O.       completion of all schedules to this
                                    Agreement; and

                           P. any other instruments, documents or agreements reasonably requested by Lender in connection herewith.

     4.1.2. The following statements shall be true and correct.

     A. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct; and

     B. No Event of Default has occurred and is continuing or will occur as a result of the execution, delivery and/or performance by Borrower under any of the Loan Documents.

     4.1.3. The Lender shall have received such other approvals, opinions, instruments, documents and/or agreements which it may reasonably request.

     5. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

     5.1. State of Incorporation and Legal Name. Borrower's state of incorporation or formation and exact legal name are set forth in the first paragraph of this Agreement.

     5.2. Good Standing. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of its incorporation, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

     5.3. Authority. Borrower has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and other action, and no consent or approval of any person, including, without limitation, stockholders of Borrower and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

     5.4. Binding Agreements. This Agreement has been duly and properly executed by Borrower, constitutes the valid and legally binding obligation of Borrower and is fully enforceable against Borrower in accordance with its terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

     5.5. No Conflicting Agreements. The execution, delivery and performance by Borrower of this Agreement and the borrowings hereunder will not (a) violate (i) any provision of law or any order, rule or regulation of any court or agency of government, (ii) any award of any arbitrator, (iii) the Charter or Bylaws of Borrower or (iv) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a material default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon any of the property or assets of Borrower except for Liens created in favor of Lender under or pursuant to this Agreement.

     5.6. Litigation. Except as disclosed to Lender in Schedule "5.6" attached hereto, there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending in excess of $250,000 or, to the knowledge of Borrower, threatened against or affecting Borrower or any property of Borrower, at law or in equity, by or before any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in any material adverse change in the business, operations, prospects, properties or in the condition, financial or otherwise, of Borrower, and Borrower is not, to Borrower's knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a material adverse effect on Borrower.

     5.7. Financial Condition. The financial statements of Borrower heretofore delivered to Lender are true and complete, fairly present the financial condition of Borrower as at such dates and the results of its operations for the period then ended and were prepared in accordance with GAAP applied on a consistent basis for prior periods. There is no Indebtedness of Borrower as of the date of such statements which is not reflected therein and no material adverse change in Borrower's financial condition has occurred since the date of such statements. No information, exhibit, or report furnished by the Borrower to the Lender in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

     5.8. Taxes. Borrower has paid or caused to be paid all federal, State and local taxes to the extent that such taxes have become due and has filed or caused to be filed all federal, State and local tax returns which are required to be filed by Borrower.

     5.9. Title to Properties. Borrower has good and marketable title to all of its properties and assets (including the Collateral) and all of the properties and assets of Borrower are free and clear of Liens, except for Permitted Liens.

     5.10. Place of Business. Borrower's principal place of business and chief executive office is located at the Business Premises and Borrower has such other business locations as disclosed to Lender prior to the date hereof. Borrower will not change the location of the Business Premises or open additional business locations (other than those locations heretofore disclosed to Lender) without Lender's prior written consent, which shall not be unreasonably withheld.

     5.11. Financial Information. All financial statements, schedules, reports and other information supplied to Lender by or on behalf of Borrower heretofore and hereafter are and will be true and complete.

     5.12. Licenses and Permits. Borrower has duly obtained and now holds all licenses, permits, certifications, approvals and the like required by federal, State and local laws of the jurisdictions in which Borrower conducts its business, and each remains valid and in full force and effect.

     5.13. Certain Indebtedness. There is no Indebtedness of Borrower owing to any employee, officer, stockholder or director of Borrower other than accrued salaries, commissions and the like.

     5.14. Broker's or Finder's Commissions. No broker's or finder's fee or commission is or will be payable in connection with this Agreement or the transactions contemplated hereby, and Borrower agrees to save harmless and indemnify Lender from and against any claim, demand, action, suit, proceeding or liability for any such fee or commission, including any costs and expenses (including attorneys' fees) incurred by Lender in connection therewith. The provisions of this Section shall survive the termination of this Agreement and Lender's security interest hereunder and the payment of all other Obligations.

     5.15. Outstanding Indebtedness. Borrower has no outstanding Indebtedness except as permitted by Section 1.43 hereof and there exists no default under the provisions of any instrument evidencing such Indebtedness or under the provisions of any agreement relating thereto.

     5.16. Regulation U. Borrower does not own or presently intend to acquire any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System. None of the proceeds of any of the Loan hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U. Neither Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

     5.17. Government Contracts. Borrower is not now, and has not been within the past 3 years, in receipt of any communication from any of officer or employee of the United States Government regarding Borrower's actual or possible disqualification, suspension or debarment from contracting with the United States Government. Further, Borrower has no information, in relation to the obtaining, formation, pricing, performance, billing or administration of any one of its contracts with the United States Government, of: (a) a violation of law, regulation or contract provision, or any such fact(s) or circumstance(s) reasonably indicating any such violation; (b) a pending or threatened investigation; (c) an existing or threatened adverse audit finding, whether draft or final; (d) an existing or threatened cost disallowance or finding of defective pricing; (e) a pending or threatened claim or action seeking a fine, penalty or damages; (f) a communication regarding, or actual initiation of, payment withholding or suspension, setoff, recoupment or debt collection; or (g) a contract termination or a communication reasonably indicating the potential for such a termination.

     5.18. Presence of Hazardous Materials or Hazardous Materials Contamination. To the best of Borrower's knowledge and belief, and except as permitted by applicable Laws, no Hazardous Materials are located on any real property owned, operated or controlled by Borrower or for which Borrower is responsible and for which remedial or corrective action would, be required under applicable Laws. To the best of Borrower's knowledge and belief, and except as permitted by applicable Laws, no property owned, operated or controlled by Borrower has ever been used as a manufacturing, storage or dump site for Hazardous Materials.

     5.19. Patents, Trademarks, etc. Borrower owns, possesses or has the right to use all necessary patents, patent rights, licenses, trademarks, trade names, trade name rights, copyrights and franchises to conduct its business as now conducted, without any known conflict with any patent, patent right, license, trademark, trademark rights, trade name right, trade name, copyright or franchise right of any other person.

     5.20. Perfection and Priority of Collateral. Lender has or upon proper recording of any financing statement, execution of any control agreement or delivery of Collateral to Lender's possession, will have and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens.

     5.21. Commercial Purpose. The Loan is not a "consumer transaction" as defined in the Uniform Commercial Code and none of the Collateral was or will be purchased or held primarily for personal, family or household purposes.

     5.22. Survival; Updates of Representations and Warranties. All representations and warranties contained in or made in connection with this Agreement and the other Loan Documents shall survive the Closing and any advance made hereunder. Lender acknowledges and agrees that any and all representations and warranties contained in or made under or in connection with this Agreement may be amended, changed or otherwise modified by Borrower, with the consent of Lender, at any time and from time to time after the Closing so as to accurately reflect the matters represented and warranted therein; provided, that such amendments, changes and/or modifications are disclosed in writing to and approved by Lender. Lender shall have no obligation to waive any Event of Default due to any present or future inaccuracy of such representation or warranty or to agree to any amendment, change or modification of such representation or warranty.

     5.23. Labor Disputes and Acts of God. Neither the business nor the properties of Borrower is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), materially adversely affecting such business or the operation of Borrower.

6. AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, until (a) all Obligations have been paid in full, (b) there exists no commitment by Lender which could give rise to any Obligations, and (c) all appropriate termination statements have been filed terminating the security interest granted Lender hereunder, Borrower will:

     6.1. Financial Statements. Furnish to Lender in writing: (a) as soon as available, but in no event more than 45 days after the close of each fiscal quarter during each fiscal year, the consolidated balance sheet, profit and loss statement and statement of cash flow of Borrower as of the close of such period, all as prepared and certified by the chief financial officer, controller or other duly authorized officer and accompanied by a Compliance Certificate and statement of calculations of the chief financial of officer or other duly authorized officer evidencing that Borrower is in compliance with all covenants contained in Sections 8.1, 8.2 and 8.3 herein and, if not, stating the facts with respect thereto and certifying that no Event of Default exists or is believed to exist; (b) as soon as available, but in no event more than 120 days after the close of each fiscal year, a copy of the annual financial statement of Borrower, prepared in accordance with GAAP and audited by an independent certified public accountant satisfactory to Lender, which financial statement shall include, on a consolidated basis, a balance sheet of Borrower as of the end of such fiscal year and a statement of income and changes in shareholders' equity of Borrower for such fiscal year and a Compliance Certificate (including all calculations) that Borrower is in compliance with all of the covenants contained in Section 8.1, 8.2 and 8.3 herein and, if not, stating the facts with respect thereto and certifying that no Event of Default exists or is believed to exist; (c) as soon as available, but in no event more than 30 days after each fiscal quarter, an accounts receivable report and a summary aging of accounts payable; and (d) such additional information, reports or statements as Lender may from time to time reasonably request.

     6.2. Taxes. Pay and discharge all taxes, assessments and governmental charges upon Borrower, its income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by Borrower in good faith in the normal course of business by appropriate proceedings, provided, however, that: (a) Lender shall have been given reasonable prior written notice of intention to contest; (b) nonpayment of the same will not, in Lender's sole discretion, materially impair any of the Collateral or Lender's rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations; (c) Borrower at all times effectively stays or prevents any official or judicial sale of or action or filing against any of the Collateral by reason of nonpayment of the same; and
(d) Borrower establishes reasonable reserves for any liabilities being contested and for expenses arising out of such contest.

     6.3. Corporate Existence, Continuation of Business and Compliance with Laws. Maintain its corporate existence in good standing; continue its business operations as now being conducted; and comply with all applicable federal, State and local laws, rules, ordinances, regulations and orders unless and to the extent only that the validity or applicability thereof is being diligently contested by Borrower in good faith by appropriate proceedings, provided, however, that: (a) Lender shall have been given reasonable prior written notice of intention to contest; (b) such noncompliance will not, in Lender's sole discretion, materially impair any of the Collateral or Lender's rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations; (c) Borrower at all times effectively stays or prevents any official or judicial sale of or action or filing against any of the Collateral by reason of such noncompliance; and (d) Borrower establishes reasonable reserves for any liabilities or expenses which may arise out of such noncompliance and contest.

     6.4. Civil and Criminal Proceedings. Promptly notify Lender in writing of
(a) the filing of any Criminal Referral Form or the threatened or actual commencement of a criminal proceeding or investigation or (b) any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrower.

     6.5. Extraordinary Loss. Promptly notify Lender in writing of any event causing extraordinary loss or depreciation of the value of Borrower's assets (whether or not insured) and the facts with respect thereto.

     6.6. Books and Records. Keep and maintain proper and current books and records in accordance with GAAP and permit access by Lender to, reproduction by Lender of and copying by Lender from, such books and records during normal business hours. All reasonable costs and expenses of such inspections and examinations shall be paid by Borrower.

     6.7. Right of Inspection. At any reasonable time and from time to time, and following twenty-four (24) hours prior written notice, permit the Lender or any agent or representative thereof, to reasonably examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower, and to discuss the affairs, finances, and accounts of Borrower with any of its officers and directors and Borrower's independent accountants. Lender contemplates conducting at least semi-annual field audits of the Borrower's property.

     6.8. Maintenance of Properties. Maintain all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.

     6.9. Patents, Franchises, etc. Maintain, preserve and protect all licenses, patents, franchises, trademarks and trade names of Borrower or licensed by Borrower which are necessary to the conduct of the business of Borrower as now conducted, free of any conflict with the rights of any other person.

     6.10. Maintenance of Insurance. Borrower will keep or cause to be kept adequately insured by financially sound and reputable insurers its plant, equipment, motor vehicles, and all other property of a character usually insured by businesses engaged in the same or similar businesses. Any insurance policies covering the Collateral shall be endorsed to provide for payment of losses to the Lender as its interest may appear, to provide that such policies may not be canceled, reduced or affected in any manner for any reason without thirty days prior notice to the Lender, and to provide for any other matters which the Lender may reasonably require; and such insurance shall be against fire, casualty and any other hazards normally insured against and shall be in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. The Borrower shall at all times maintain adequate insurance against damage to persons or property, which insurance shall be by financially sound and reputable insurers and shall, without limitation, provide the following coverages: comprehensive general liability (including, without limitation, coverage, where applicable, damage caused by explosion, broad form property damage coverage, broad form coverage for contractually independent contractors), worker's compensation, products liability and automobile liability.

     6.11. Evidence of Insurance. Deliver to Lender from time to time, and periodically if Lender shall so require, evidence satisfactory to Lender that all insurance and endorsements required pursuant to this Agreement and the Loan Documents are in effect.

     6.12. Further Assurances and Corrective Instruments. Promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to Lender from time to time such supplements hereto and such financing statements and other instruments and documents as may be requested by Lender to protect and preserve the Collateral, Lender's security interest therein, perfection of Lender's security interest and/or Lender's rights and remedies hereunder.

     6.13. Financial Information. Deliver to Lender promptly upon Lender's request, and periodically if Lender shall so require, such written statements, schedules or reports (which shall be Certified if required by Lender) in such form, containing such information and accompanied by such documents as may be satisfactory to Lender from time to time concerning the Collateral, Borrower's financial condition or business operations or any other matter or matters, including, without limitation, copies of federal, State and local tax returns of Borrower, and permit Lender, its agents and designees, to discuss Borrower's financial condition and business operations with Borrower's officers and employees.

     6.14. Notice of Event of Default. Immediately notify Lender in writing of the occurrence of any Event of Default or any event or existing condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default or which might materially and adversely affect the financial conditions or operations of Borrower and the facts with respect thereto.

     6.15. ERISA. (a) At all times maintain each of its employee pension benefit plans, as that term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), in conformity with all applicable provisions of ERISA and other federal and State statutes relating to employee benefit plans; (b) at all times make prompt payments of contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each such plan; (c) if requested by Lender, promptly after the filing thereof, furnish to Lender copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such plan for each plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (d) notify Lender immediately of any fact, including, without limitation, any "Reportable Event" (as that term is defined in Section 4043(b) of ERISA) arising in connection with any such plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the plan; and (e) furnish to Lender, promptly upon its request therefor such additional information concerning any such plan as Lender may request.

     6.16. Continuance of Business. Continue to operate the business as set forth in Borrower's loan application to Lender and not to acquire or operate any other business enterprise without Lender's prior consent.

     6.17. Proceeds. Use of the proceeds of advances hereunder only for the purposes set forth herein and to pay the costs, expenses and fees payable by Borrower under this Agreement and the other Loan Documents.

     6.18. Hazardous Materials: Contamination. Borrower agrees to, (a) give notice to Lender immediately upon Borrower's acquiring knowledge of the presence of any Hazardous Materials (other than those stored in compliance with applicable Laws and are in Borrower's possession in the ordinary course of business) on any property owned or controlled by Borrower or for which Borrower is responsible or of any Hazardous Materials Contamination with a full description thereof for which remedial or corrective action is required; (b) promptly take action to comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such action, which action must be in all respects sufficient to avoid any penalty, assessment or notice of non-compliance with any required remedial or corrective action on the part of any Governmental Authority; (c) provide Lender, within 30 days after a demand by Lender, with a bond, letter of credit or similar financial assurance evidencing to Lender's reasonable satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of Hazardous Materials described in item (b) or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by Borrower or for which Borrower is responsible; and (d) defend, indemnify and hold harmless Lender and its employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by Borrower for which Borrower is responsible for any Hazardous Materials Contamination.

     6.19. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

     6.20. Lender as Depository. Maintain Lender as its principal depository for its deposit and other commercial accounts.

7. NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that, until (a) all Obligations have been paid in full and (b) there exists no commitment by Lender which could give rise to any Obligations, Borrower will not, directly or indirectly, without Lender's prior written consent:

     7.1. Indebtedness. Create, incur, assume or permit to exist, directly or indirectly, any Indebtedness in excess of $250,000 in the aggregate outstanding at any time except: (a) Indebtedness to Lender; (b) trade Indebtedness (which shall not include any borrowing, trade acceptance or notes given in settlement of trade Indebtedness) incurred in the ordinary course of business and not in dispute or more than thirty days past due; (c) existing Indebtedness previously disclosed by Borrower to Lender in writing; and (d) Indebtedness which shall be consented to by Lender in writing in advance, in Lender's sole but reasonable discretion, and if required by Lender, subordinated to the Obligations by a written agreement satisfactory to Lender in form and substance.

     7.2. Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of Borrower's properties or assets, now owned by Borrower, other than Permitted Liens and Liens to Lender.

     7.3. Merger. Enter into or be a party to any merger, consolidation, reorganization or exchange of stock or assets.

     7.4. Sale of Assets, etc. Sell, assign, transfer, convey or lease any interest in all or any substantial part of its property except in the ordinary course of Borrower's business as now being conducted; purchase or otherwise acquire all or substantially all of the assets of any other person or persons, or any shares of stock of, or similar interest in, any other person or persons.

     7.5. Investments. Make any capital contribution to any other person or purchase or acquire a beneficial interest in any stock, securities or evidences of Indebtedness of, or make any investment or acquire any interest in, any other person in excess of $500,000 during any calendar year, except investments in federally insured certificates of deposit or in direct obligations of the United States of America maturing within one year from the date of acquisition or in investment grade or better rated investments.

     7.6. Fiscal Year. Change Borrower's fiscal year.

     7.7. Subsidiaries. Organize or cause to exist any Subsidiaries without Lender's prior written consent, which consent may be conditioned, without limitation, upon the granting by such Subsidiary of a guarantee of payment of the Note and all other indebtedness of Borrower to Lender. Lender shall have the right at any time and from time to time at its sole discretion to require any existing Subsidiaries to guarantee the Obligations.

     7.8. Change of Name. Change the name of Borrower.

     7.9. Trade Names. Use any trade name other than Borrower's true corporate name.

     7.10. ERISA Compliance. Engage in any "prohibited transaction" (as defined in Section 406 or Section 2003(a) of ERISA and not otherwise exempted under Title I, Part 4 of ERISA), any "accumulated funding deficiency" (as defined in
Section 302 of ERISA), whether or not waived, or terminate any pension plan in a manner which could result in the imposition of a Lien on the property of Borrower pursuant to Section 4068 of ERISA.

     7.11. Dividends, Stock Redemptions. So long as any Initial Default or Matured Default exists, directly or indirectly declare or pay any dividend on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock or make any advances or loans to stockholders.

     7.12. Sale of Stock. Sell, convey, transfer, assign, pledge or otherwise encumber any of the stock of Guarantor to any person.

     7.13. Loans and Guaranties. Loan or make advances to any other person or guarantee, indorse or otherwise be or become liable or contingently liable in connection with the obligations or Indebtedness of any other person, firm or corporation, directly or indirectly, except:

     7.13.1. as an endorser of negotiable instruments for the payment of money deposited to Borrower's bank account for collection in the ordinary course of business;

     7.13.2. trade credit extended in the ordinary course of Borrower's business; or

     7.13.3. advances made in the usual course of business to officers and employees of Borrower for travel and other out-of-pocket expenses incurred by them on behalf of Borrower in connection with such business.

     7.14. Sale Leaseback. Except for leases existing on the date hereof and previously disclosed to Lender in writing, and renewals or extension thereof, become or be liable as lessee with respect to any lease of any property (real, personal or mixed) which has been or is to be sold or transferred by Borrower to any person or which Borrower intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrower to any person in connection with such lease.

     7.15. Leases. Become liable as lessee with respect to any lease of any property, real, personal or mixed, except for leases in existence on the date hereof and previously disclosed to Lender in writing and renewals and extensions thereof and leases assumed or entered into by Borrower or newly acquired Subsidiaries in connection with acquisitions (stock, asset or otherwise) by Borrower.

     7.16. Asset Investments. Make any investments in non-current assets (which shall include fixed assets and capitalized value of leased equipment and leased real property).

     7.17. Funded Debt. Redeem, call for redemption, purchase or otherwise acquire or retire, directly or indirectly, or make any optional prepayment of principal on, any Funded Debt, or amend, alter or otherwise modify the provisions relating to any Funded Debt, if the affect of such amendment, alteration or modification would or might be to accelerate such Funded Debt. For the purposes of this Section, "Funded Debt" shall include any obligation of Borrower to any person other than Lender payable more than one year from the date of its creation which, under GAAP, is shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation).

     7.18. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of each Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

8. FINANCIAL COVENANTS. So long as any Notes shall remain unpaid or the Lender shall have any Commitment under this Agreement, Borrower shall comply with the following on a consolidated basis:

     8.1. Leverage Ratio. Maintain at all times, a ratio of Funded Debt to EBITDA of not greater than 3.0 to 1.0, determined quarterly with EBITDA calculated on a rolling four-quarter basis.

     8.2. Fixed Charge Coverage Ratio. Maintain a ratio of EBITDA to Total Fixed Charges of not less than 1.25 to 1.0, determined quarterly on a rolling four-quarter basis.

     8.3. Effective Net Worth. Maintain at all times an Effective Net Worth greater than or equal to $15,000,000 plus fifty percent (50%) of annual net income (with no deduction for net losses), determined quarterly.

9. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     9.1. Failure to Pay. The failure of Borrower, any Guarantor or other Obligor to pay any of the Obligations within five (5) days as and when due and payable (whether by acceleration, declaration, extension or otherwise).

     9.2. Covenants and Agreements. The failure of Borrower, any Guarantor or other Obligor to perform, observe or comply with any of the covenants of this Agreement or any of the Loan Documents, subject to a written notice and cure period of ten (10) days for monetary defaults other than Note payments and thirty (30) days for nonmonetary defaults.

     9.3. Information, Representations and Warranties. If any representation or warranty made herein or if any information contained in any financial statement, application, schedule, report or any other document given by Borrower, any Guarantor or by any person in connection with the Obligations, with the Collateral, or with any of the Loan Documents is not in all respects true and accurate or if Borrower, any Guarantor or such other person omitted to state any material fact or any fact necessary to make such information not misleading.

     9.4. Default under Loan Documents. The occurrence of an Event of Default under any of the Loan Documents.

     9.5. Default on Other Obligations. The occurrence of any default under any other borrowing in excess of $100,000 if the result of such default would permit the acceleration of the maturity of any note, loan or other agreement between Borrower or any Guarantor and any person other than Lender.

     9.6. Insolvency. Borrower, any Guarantor or other Obligor shall be or become insolvent (as defined in Section 101 of the United States Bankruptcy
Code) or unable to pay their debts as they become due, or admit in writing to such insolvency or to such inability to pay their debts as they become due.

     9.7. Involuntary Bankruptcy. There shall be filed against Borrower, any Guarantor, or other Obligor an involuntary petition or other pleading seeking the entry of a decree or order for relief under the United States Bankruptcy Code or any similar federal or state insolvency or similar laws ordering: (a) the liquidation of Borrower, any Guarantor or such Obligor or (b) a reorganization of Borrower, any Guarantor or such Obligor or the business and affairs of Borrower, the Guarantor or such Obligor, or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for Borrower, any Guarantor or other Obligor of the property of Borrower, the Guarantor or such Obligor and the failure to have such petition or other pleading denied or dismissed within 60 calendar days from the date of filing.

     9.8. Voluntary Bankruptcy. The commencement by Borrower, any Guarantor or other Obligor of a voluntary case under the federal bankruptcy laws or any federal or state insolvency or similar laws or the consent by Borrower, any Guarantor or other Obligor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for Borrower, any Guarantor or other Obligor of any of the property of Borrower, any Guarantor or other Obligor or the making by Borrower, any Guarantor or other Obligor of an assignment for the benefit of creditors, or the failure by Borrower, any Guarantor or other Obligor generally to pay their debts as the debts become due.

     9.9. Judgments, Awards. The entry of any judgment, order, award or decree against Borrower, any Guarantor or other Obligor for an amount in excess of $250,000 and a determination by Lender, in good faith but in its sole discretion, that the same, when aggregated with all other judgments, orders, awards and decrees outstanding against Borrower, any Guarantor or other Obligor, could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement.

     9.10. Injunction. The injunction or restraint of Borrower, any Guarantor or other Obligor in any manner from conducting its business in whole or in part and a determination by Lender, in good faith but in its sole discretion, that the same could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement.

     9.11. Attachment by Creditors. Any assets of Borrower, any Guarantor or other Obligor shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Lender, in good faith but in its sole discretion, that the same could have a material adverse effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement.

     9.12. Dissolution, Merger, Consolidation, Reorganization. The voluntary or involuntary dissolution, merger, consolidation, winding up or reorganization of Borrower, any Guarantor or other Obligor or the occurrence of any action preparatory thereto, excepting mergers of any Guarantor into the Borrower.

10. RIGHTS AND REMEDIES.

     10.1. Rights and Remedies of Lender. Upon and after the occurrence of an Event of Default, Lender may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Lender under the Loan Documents, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

     10.1.1. Declare the Note, all interest accrued and unpaid thereon and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

     10.1.2. Institute any proceeding or proceedings to enforce the Obligations and any Liens of Lender.

     10.1.3. Take possession of the Collateral, and for that purpose, so far as Borrower may give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, and require Borrower, at Borrower's expense, to assemble and deliver the Collateral to such place or places as Lender may designate.

     10.1.4. Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Borrower in order to continue or complete performance of Borrower's obligations under any contracts of Borrower), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as Lender, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law.

     10.1.5. Enforce Borrower's rights against any account debtors and other obligors.

     10.1.6. Cease making advances hereunder and under any other commitments or credit accommodations of Lender to Borrower and stop and retract the making of any advance hereunder or thereunder which may have been requested by Borrower.

     10.2. Power of Attorney. Effective upon the occurrence of an Event of Default, Borrower hereby designates and appoints Lender and its designees as attorney-in-fact of Borrower, irrevocably and with power of substitution, with authority to endorse Borrower's name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into Lender's possession; to execute proofs of claim and loss; to adjust and compromise any claims under insurance policies; and to perform all other acts necessary and advisable, in Lender's sole discretion, to carry out and enforce this Agreement and the Loan Documents. All acts of said attorney or designee are hereby ratified and approved by Borrower and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed or there exists any commitment by Lender which could give rise to any Obligations.

     10.3. Costs and Expenses. Borrower agrees to pay to Lender on demand the amount of all expenses paid or incurred by Lender in consulting with counsel concerning any of its rights hereunder, under the Loan Documents or under applicable law, all expenses, including reasonable attorneys' fees and court costs paid or incurred by Lender in exercising or enforcing any of its rights hereunder, under the Loan Documents or under applicable law together with interest on all such expenses paid by Lender at the default rate under the Notes and calculated in the manner provided in the Note. The provisions of this Section shall survive the termination of this Agreement and the payment of all other Obligations.

11. MISCELLANEOUS.

     11.1. Performance for Borrower. Borrower agrees and hereby authorizes that Lender may, in Lender's sole discretion, but Lender shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of Borrower, without prior notice to Borrower, in order to insure Borrower's compliance with any covenant, warranty, representation or agreement of Borrower made in or pursuant to this Agreement or any of the Loan Documents, to continue or complete, or cause to be continued or completed, performance of Borrower's obligations under any contracts of Borrower, to cover overdrafts in any checking or other accounts of Borrower at Lender or to preserve or protect any right or interest of Lender in the Collateral or under or pursuant to this Agreement or any of the Loan Documents, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrower; provided, however, that the making of any such advance by Lender shall not constitute a waiver by Lender of any Event of Default with respect to which such advance is made nor relieve Borrower of any such Event of Default. Borrower shall pay to Lender upon demand all such advances made by Lender with interest thereon at the highest rate and calculated in the manner provided in the Note. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Lender hereunder; provided, however, that the provisions of this Section shall survive the termination of this Agreement and Lender's security interest hereunder and the payment of all other Obligations.

     11.2. Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, Borrower agrees to pay to Lender on demand the amount of all expenses paid or incurred by Lender (including the reasonable fees and expenses of its counsel) in connection with the preparation of all written commitments of Lender antedating this Agreement, this Agreement and the Loan Documents and all documents and instruments referred to herein and all expenses paid or incurred by Lender in connection with the filing or recordation of all financing statements and instruments as may be required by Lender at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Borrower shall pay Lender $25.00 for each response to Borrower's request for an accounting or confirmation of a list of Collateral or statement of account exceeding one request per 6-month period. Borrower agrees to save harmless and indemnify Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other expenses incurred by Lender in connection with this Agreement. The provisions of this Section shall survive the termination of this Agreement, Lender's security interest, and the payment of all other Obligations.

     11.3. Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Lender's possession and all payments made by any Obligor may be applied by Lender to any of the Obligations, whether matured or unmatured, as Lender shall determine in its sole but reasonable discretion.

     11.4. Waivers by Borrower. Borrower hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement;
(b) all claims, causes of action and rights of Borrower against Lender on account of actions taken or not taken by Lender in the exercise of Lender's rights or remedies hereunder, under the Loan Documents or under applicable law;
(c) all claims of Borrower for failure of Lender to comply with any requirement of applicable law relating to enforcement of Lender's rights or remedies hereunder, under the Loan Documents or under applicable law; (d) all rights of redemption of Borrower with respect to the Collateral; (e) in the event Lender seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands which by applicable law must be given to or made upon Borrower by Lender; (h) settlement, compromise or release of the obligations of any person primarily or secondarily liable upon any of the Obligations; (i) trial by jury in any action or proceeding of any kind or nature in connection with any of the Obligations, this Agreement or any of the Loan Documents; and (j) substitution, impairment, exchange or release of any Collateral for any of the Obligations. Borrower agrees that Lender may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Upon termination of this Agreement and Lender's security interest hereunder and payment of all Obligations, within 45 days following Borrower's request to Lender, Lender shall release control of any security interest in the Collateral perfected by control and Lender shall send Borrower a statement terminating any financing statement filed against the Collateral.

     11.5. Waivers by Lender. Neither any failure nor any delay on the part of Lender in exercising any right, power or remedy hereunder, under any of the Loan Documents or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     11.6. Lender's Setoff. Lender shall have the right, in addition to all other rights and remedies available to it, following an Event of Default, to set off against any Obligations due Lender, any debt owing to Borrower by Lender, including, without limitation, any funds in any checking or other account now or hereafter maintained by Borrower at Lender. Borrower hereby confirms Lender's right to banker's lien and setoff, and nothing in this Agreement or any of the Loan Documents shall be deemed a waiver or prohibition of Lender's right of banker's lien and setoff.

     11.7. Modifications. No modifications or waiver of any provision of this Agreement or any of the Loan Documents, and no consent by Lender to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     11.8. Notices. Any notice or other communication in connection with this Agreement, if by registered or certified mail, shall be deemed to have been given when received by the party to whom directed, or, if by mail but not registered or certified, when deposited in the mail, postage prepaid, provided that any such notice or communication shall be addressed to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto):

         If to Borrower:

         ADDVANTAGE TECHNOLOGIES GROUP, INC.
         1605 E. Iola
         Broken Arrow, Oklahoma  74012
         Attention: Ken Chymiak, President and Chief Executive Officer


         If to Lender:

         BANK OF OKLAHOMA, N.A.
         P.O. Box 2300
         Tulsa, OK  74192
         Attention: Mack Renner, Assistant Vice President

     Notwithstanding anything to the contrary, all notices and demands for payment from Lender actually received in writing by Borrower shall be considered to be effective upon receipt thereof by Borrower regardless of the procedure or method utilized to accomplish such delivery thereof to Borrower.

     11.9. Applicable Law and Consent to Jurisdiction. The performance and construction of this Agreement and the Loan Documents shall be governed by the internal laws of the State of Oklahoma. Borrower agrees that any suit, action or proceeding instituted against Borrower with respect to any of the Obligations, the Collateral, this Agreement or any of the Loan Documents may be brought in any court of competent jurisdiction located in the State of Oklahoma. By its execution hereof, Borrower hereby irrevocably waives any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. Borrower hereby irrevocably accepts and submits to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

     11.10. Survival: Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Lender which could give rise to any Obligations and all appropriate termination statements have been filed terminating the security interest granted Lender hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Lender assigns the Note, this Agreement and/or its security interest in the Collateral, Lender shall give written notice to Borrower of any such assignment. All covenants, agreements, representations and warranties by or on behalf of Borrower which are contained in this Agreement and the Loan Documents shall inure to the benefit of Lender, its successors and assigns. Borrower may not assign this Agreement or any of its rights hereunder without the prior written consent of Lender.

     11.11. Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

     11.12. Merger and Integration. This Agreement and the attached Schedules (if any) contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

     11.13. WAIVER OF JURY TRIAL. BORROWER HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LENDER AND BORROWER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE BORROWER-LENDER RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS SECURITY AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. LENDER IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND BORROWER AND LENDER, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     11.14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     11.15. Headings. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

     11.16. Recitals. The Recitals hereto are hereby incorporated into and made a part of this Agreement.

     11.17. Tax Credits. Upon closing and Borrower's satisfaction of its obligations under Section 4, Lender agrees to make available for purchase by Borrower tax credits that may be used to pay Oklahoma State income taxes. A maximum of $1,000,000 in tax credits will be available for a purchase price of ..90 on the dollar. The purchase must occur on or before December 15, 2004.

                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               "Borrower"

                               ADDVANTAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation


                               By   /s/ Ken Chymiak
                                    -----------------------------------
                                     Ken Chymiak, President and Chief
                                     Executive Officer



                               "Lender"

                               BANK OF OKLAHOMA, N.A.


                               By   /s/ W. Mack Renner
                                    ---------------------------------------
                                    W. Mack Renner, Assistant Vice President

                                 Schedule "1.4"

                         (Borrower Authority Documents)

                                 Schedule "1.6"

                          (Borrowing Base Certificate)

                                 Schedule "1.15"

                            (Compliance Certificate)

                                 Schedule "1.19"

                             ($8,000,000 Term Note)

                                 Schedule "1.24"

                         (Guarantor Authority Documents)

                                 Schedule "1.26"

                          (Form of Guaranty Agreement)

                                 Schedule "1.38"

                            (Note Rate Pricing Grid)


-------------------------------------- ---------------------------------- -----------------------------------
           Leverage Ratio                        Prime Option                        LIBOR Option
       (Funded Debt to EBITDA)         Line Note          Term Note       Line Note           Term Note
-------------------------------------- ---------------------------------- -----------------------------------
               > 2.50x                     -0.25%            0.25%             2.50%             3.00%
-------------------------------------- ---------------- ----------------- ----------------- -----------------
         >1.75x but = 2.50x                -0.50%            0.00%             2.25%             2.75%
-------------------------------------- ---------------- ----------------- ----------------- -----------------
         >1.00x but = 1.75x                -0.75%            -0.25%            2.00%             2.50%
-------------------------------------- ---------------- ----------------- ----------------- -----------------
               < 1.00x                     -1.00%            -0.50%            1.75%             2.25%
-------------------------------------- ---------------- ----------------- ----------------- -----------------

The Note Rate shall be determined in accordance with the foregoing table based on the Leverage Ratio as reflected in the then most recent Financials. Adjustments, if any, to the Note Rate shall be effective five (5) Business Days after the Lender has received the applicable Financials. If the Borrower fails to deliver the Financials to the Lender at the time required pursuant to Section 6.1, then the Note Rate shall be the highest Margin set forth in the foregoing table until five (5) Business Days after such Financials are so delivered. For the quarterly period following the Closing Date, the Borrower's pricing shall be deemed the pricing based on Leverage Ratio greater than or equal to 1.00x but less than 1.75x.

     The term "Financials" means the annual or quarterly consolidated financial statements of the Borrower required to be delivered pursuant to Section 6.1 of the Revolving Credit and Term Loan Agreement.

                                 Schedule "1.40"

                         (Opinion of Borrower's Counsel)

                                 Schedule "1.41"

                        (Opinion of Guarantor's Counsel)

                               Schedule "1.43(6)"

                                (Permitted Liens)

$440,000 mortgage lien from NCS Industries, Inc. to Wachovia Bank, National Association (current balance of $387,351.00)

                                Schedule "1.54"

                             ($7,000,000 Line Note)

                                 Schedule "1.55"

                               (Shareholder Notes)

                                      None.

                                 Schedule "1.56"

                           (Subordination Agreements)

                                 Schedule "1.57"

                                 (Subsidiaries)




Tulsat Corporation, an Oklahoma corporation

ADDvantage Technologies Group of Missouri, Inc., a Missouri corporation

ADDvantage Technologies Group of Nebraska, Inc., a Nebraska corporation

ADDvantage Technologies Group of Texas, Inc., a Texas corporation

NCS Industries, Inc., a Pennsylvania corporation

Tulsat Atlanta, LLC, an Oklahoma limited liability company
         (a subsidiary of Tulsat Corporation)

                                 Schedule "3.1"

                              (Security Agreement)

                                 Schedule "5.6"

                       (Pending or Threatened Litigation)

         None.